As filed with the Securities and Exchange Commission on December 24, 2009
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	93-0979187 (I.R.S. Employer Identification Number)
157 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices; Zip Code)
Spectrum Pharmaceuticals, Inc. 401(k) Plan,
as amended January 1, 2006
(Full title of the plan)
Rajesh C. Shrotriya, M.D.
Chairman of the Board, Chief Executive
Officer and President
157 Technology Drive
Irvine, California 92618
(Name and address of agent for service)
(949) 788-6700
(Telephone number, including area code, of agent for service)
Copies to:
Shivbir S. Grewal, Esq.
Susan P. Krause, Esq.
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
(949) 725-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class of		Maximum	Maximum	Amount of
Securities to	Amount to be	Offering Price	Aggregate	Registration Fee
be Registered	Registered (1)	Per Share (2)	Offering Price (2)	(2)
Common Stock, $0.001 par value	500,000 shares	$4.60	$2,300,000	$163.99

(1)	In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s common stock, the number of shares registered hereunder shall automatically be increased to cover the additional shares pursuant to the anti-dilution adjustment provisions of the Registrant’s 401(k) Plan, as amended January 1, 2006 (the “Plan”), and in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”). In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. Includes associated preferred stock purchase rights under the Registrant’s Rights Agreement dated as of December 13, 2000, as amended. Prior to the occurrence of certain events, the preferred stock purchase rights will not be exercisable or evidenced separately from the Registrant’s common stock.

(2)	In accordance with Rule 457(h)(1) under the Securities Act, the aggregate offering price of the 500,000 shares of the Registrant’s common stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c) of the Securities Act, using the average of the high and the low prices reported by the Nasdaq Global Market for the Registrant’s common stock on December 22, 2009, which was $4.60 per share.

Page
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT	2
Item 8. Exhibits.	2
SIGNATURES	4
EXHIBIT INDEX	5
EX-5.1
EX-23.1

i

EXPLANATORY NOTE
     This Registration Statement has been prepared in accordance with General Instruction E to Form S-8 and relates to an increase of 500,000 shares of common stock of Spectrum Pharmaceuticals, Inc. (the “Registrant”) reserved for issuance under the Registrant’s 401(k) Plan, as amended January 1, 2006 (the “Plan”). 500,000 shares of the Registrant’s common stock have previously been registered for issuance under the Plan pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 30, 2006 (File No. 333-134566), the entire contents of which are incorporated by reference herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     The Plan is a 401(k) profit-sharing plan maintained by the Registrant. The Registrant has adopted the prototype non-standardized safe harbor profit sharing plan sponsored by Digital Retirement Solutions Inc. (“Digital”) for purposes of maintaining the Plan. The Internal Revenue Service (the “IRS”) has issued a favorable opinion letter to Digital with respect to the compliance of the prototype non-standardized safe harbor profit sharing plan under Section 401 of the Internal Revenue Code of 1996, as amended (the “Code”). Under Section 8 of Internal Revenue Service Revenue Procedure 2004-6, the Registrant can rely on the opinion letter issued to Digital as the equivalent of a favorable determination letter. The Registrant has been assured by Digital that any future amendments to the prototype non-standardized safe harbor profit sharing plan will be submitted by Digital to the IRS in a timely manner, and all amendments required by the IRS in order to maintain the compliance of the prototype non-standardized safe harbor profit sharing plan with Section 401 of the Code will be made in a timely manner by Digital.
     The following exhibits are filed as part of this Registration Statement:

Exhibit
Number	Exhibit

4.1	Amended Certificate of Incorporation, as filed. (Filed as Exhibit 3.1 to Form 10-Q, as filed with the Securities and Exchange Commission on August 8, 2006, and incorporated herein by reference.)

4.2	Form of Amended and Restated Bylaws of the Registrant. (Filed as Exhibit 3.1 to Form 10-Q, as filed with the Securities and Exchange Commission on August 16, 2004, and incorporated herein by reference.)

4.3	Rights Agreement, dated as of December 13, 2000, between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation), as Rights Agent, which includes as Exhibit A thereto the form of Certificate of Designation for the Series B Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Stockholder Rights Plan. (Filed as Exhibit 4.1 to Form 8-A12G, as filed with the Securities and Exchange Commission on December 26, 2000, and incorporated herein by reference.)

4.4	Amendment No. 1 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation). (Filed as Exhibit 4.1 to Form 10-Q, as filed with the Securities and Exchange Commission on August 14, 2003, and incorporated herein by reference.)

4.5	Amendment No. 2 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation). (Filed as Exhibit 4.1 to Form 10-Q, as filed with the Securities and Exchange Commission on May 17, 2004, and incorporated herein by reference.)

4.6	Amendment No. 3 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation). (Filed as Exhibit 4.2 to Form 10-Q, as filed with the Securities and Exchange Commission on May 17, 2004, and incorporated herein by reference.)

4.7	Fourth Amendment to Rights Agreement dated July 7, 2006. (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission on July 12, 2006, and incorporated herein by reference.)

4.8	Amendment No. 5 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation).

Exhibit
Number	Exhibit
(Filed as Exhibit 4.2 to Form 10-Q, as filed with the Securities and Exchange Commission on November 3, 2006, and incorporated herein by reference.)

5.1 +	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

5.2	Internal Revenue Service opinion letter issued to Digital Retirement Solutions Inc. regarding prototype non-standardized safe harbor profit-sharing plans. (Filed as Exhibit 5.2 to Form S-8, as filed with the Securities and Exchange Commission on May 30, 2006, and incorporated herein by reference.)

23.1 +	Consent of Kelly and Company.

23.2 +	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation. (contained in Exhibit 5.1.)

24.1 +	Power of Attorney. (contained on page II-3 of this registration statement.)

+	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on December 24, 2009.

SPECTRUM PHARMACEUTICALS, INC.
By:	/s/ Rajesh C. Shrotriya, M.D.
Rajesh C. Shrotriya, M.D.
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY
     The undersigned directors and officers of Spectrum Pharmaceuticals, Inc. hereby constitute and appoint Rajesh C. Shrotriya, M.D. and Shyam K. Kumaria, and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and any other documents or instruments in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Rajesh C. Shrotriya, M.D. Rajesh C. Shrotriya, M.D.	Chairman of the Board, Chief Executive Officer, and President (Principal Executive Officer)	December 24, 2009

/s/ Shyam K. Kumaria Shyam K. Kumaria	Vice President Finance (Principal Financial and Accounting Officer)	December 24, 2009

/s/ Mitchell P. Cybulski Mitchell P. Cybulski	Director	December 24, 2009

/s/ Richard D. Fulmer Richard D. Fulmer	Director	December 24, 2009

/s/ Stuart M. Krassner, Sc.D., Psy.D. Stuart M. Krassner, Sc.D., Psy.D.	Director	December 24, 2009

/s/ Anthony E. Maida, III Anthony E. Maida, III	Director	December 24, 2009

/s/ Julius A. Vida, Ph.D. Julius A. Vida, Ph.D.	Director	December 24, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Amended Certificate of Incorporation, as filed. (Filed as Exhibit 3.1 to Form 10-Q, as filed with the Securities and Exchange Commission on August 8, 2006, and incorporated herein by reference.)

4.2	Form of Amended and Restated Bylaws of the Registrant. (Filed as Exhibit 3.1 to Form 10-Q, as filed with the Securities and Exchange Commission on August 16, 2004, and incorporated herein by reference.)

4.3	Rights Agreement, dated as of December 13, 2000, between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation), as Rights Agent, which includes as Exhibit A thereto the form of Certificate of Designation for the Series B Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Stockholder Rights Plan. (Filed as Exhibit 4.1 to Form 8-A12G, as filed with the Securities and Exchange Commission on December 26, 2000, and incorporated herein by reference.)

4.4	Amendment No. 1 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation). (Filed as Exhibit 4.1 to Form 10-Q, as filed with the Securities and Exchange Commission on August 14, 2003, and incorporated herein by reference.)

4.5	Amendment No. 2 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation). (Filed as Exhibit 4.1 to Form 10-Q, as filed with the Securities and Exchange Commission on May 17, 2004, and incorporated herein by reference.)

4.6	Amendment No. 3 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation). (Filed as Exhibit 4.2 to Form 10-Q, as filed with the Securities and Exchange Commission on May 17, 2004, and incorporated herein by reference.)

4.7	Fourth Amendment to Rights Agreement dated July 7, 2006. (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission on July 12, 2006, and incorporated herein by reference.)

4.8	Amendment No. 5 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation). (Filed as Exhibit 4.2 to Form 10-Q, as filed with the Securities and Exchange Commission on November 3, 2006, and incorporated herein by reference.)

5.1 +	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

5.2	Internal Revenue Service opinion letter issued to Digital Retirement Solutions Inc. regarding prototype non-standardized safe harbor profit-sharing plans. (Filed as Exhibit 5.2 to Form S-8, as filed with the Securities and Exchange Commission on May 30, 2006, and incorporated herein by reference.)

23.1 +	Consent of Kelly and Company.

23.2 +	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation. (contained in Exhibit 5.1.)

24.1 +	Power of Attorney. (contained on page II-3 of this registration statement.)

+	Filed herewith.